UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

The Form 8-K is being amended solely to include information about an additional distribution declared by the Company’s board of directors. There were no other changes to this Form 8-K.

Item 8.01. Other Events.

Distribution

On December 5, 2022, the Company’s board of directors declared a distribution of (i) $0.06643 per share, payable on or before January 31, 2023 to shareholders of record as of December 31, 2022, and (ii) $0.06765 per share, payable on or before February 28, 2022 to shareholders of record as of January 31, 2022. The Company’s board of directors also declared a special distribution to the Company’s shareholders. This special distribution is in addition to those distributions previously declared and announced. This additional distribution, in the amount of $0.02 per share, will be payable on or before February 28, 2023 to shareholders of record as of January 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: December 5, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer